EXHIBIT 10.1

FIRST AMENDMENT AND INCREMENTAL FACILITY AGREEMENT

This FIRST AMENDMENT AND INCREMENTAL FACILITY AGREEMENT dated as of September 15, 2014 (this “Agreement”), to the Second Amended and Restated Credit Agreement dated as of June 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Gray Television, Inc., a Georgia corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Statement of Purpose

The Borrower has requested an Incremental Term Loan in the aggregate principal amount of $100,000,000 (the “Initial Incremental Increase”) in accordance with the terms and conditions of Section 2.14 of the Credit Agreement.

Subject to the terms and conditions of this Agreement, the lenders of the Initial Incremental Increase (the “Initial Incremental Lenders”) have severally committed (such several commitments, the “Initial Incremental Commitments”) to make additional Initial Term Loans (as such term is amended pursuant to this Agreement) pursuant to the Initial Incremental Increase in the respective amounts set forth on Annex A to this Agreement. The Initial Incremental Commitments represent the commitments of each such Initial Incremental Lender with respect to the draw to be made as part of the Initial Term Loan on the Effective Date (as defined below) as more particularly described herein.

Section 2.14 of the Credit Agreement provides that the Borrower, the Administrative Agent and the applicable Incremental Lenders may amend the Credit Agreement and the other Loan Documents to effect an Incremental Increase.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.             Initial Incremental Increase.

(a)     Subject to the terms and conditions set forth in this Agreement and the Credit Agreement, each Initial Incremental Lender severally agrees to make a single loan in Dollars to the Borrower on the Effective Date in an amount equal to its Initial Incremental Commitment. Such loans shall be made on the Effective Date in accordance with Article 2 of the Credit Agreement and this Agreement; provided that for purposes of Section 2.1(b) of the Credit Agreement, the Initial Term Loan Commitment Ratio of each Initial Incremental Lender with respect to the Initial Incremental Increase shall be the amount set forth opposite such Initial Incremental Lender’s name on Annex A hereto; provided further that the tenor of the initial Interest Period applicable to the loan made on the Effective Date shall be as agreed to by the Administrative Agent, the Initial Incremental Lenders and the Borrower.

(b)     Notwithstanding anything to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, the parties hereto agree that, except where the context otherwise requires, the loan made pursuant to the Initial Incremental Increase shall be an “Initial Term Loan” under and as defined in the Credit Agreement. In furtherance of the foregoing, on the Effective Date, the aggregate outstanding principal balance of the Initial Term Loan shall be increased in an amount equal to the Initial Incremental Increase and the Administrative Agent shall be authorized to make such adjustments to the Register, the Initial Term Loan Commitment Ratios and other loan account balances as it deems necessary to reflect the Initial Incremental Increase as part of the Initial Term Loan.

(c)     The proceeds of the Initial Incremental Increase shall be used (i) to finance the purchase price of the acquisition (the “SJL Acquisition”) by the Borrower or any other Credit Party of all of the capital stock of WJRT Acquisition, Inc. and WTVG Acquisition, Inc. (collectively, the “Target”) from SJL Holdings, LLC and SJL Holdings II, LLC (collectively, the “Seller”), (ii) to refinance existing Indebtedness of the Target and its Subsidiaries (the “Refinancing”), (iii) to finance the payment of fees, transaction costs and expenses incurred in connection with this Agreement, the Initial Incremental Increase, the SJL Acquisition, the Refinancing and the other transactions contemplated hereby and (iv) for other general corporate purposes of the Borrower and its Subsidiaries permitted by the Credit Agreement.

(d)     Except to the extent otherwise set forth herein, the terms and conditions applicable to the Initial Incremental Increase shall be the same as the terms and conditions applicable to the Initial Term Loans. Without limiting the generality of the foregoing, the parties hereto agree that the loans made pursuant to the Initial Incremental Increase shall (i) bear interest at the same interest rate (including the Applicable Margin and the last sentence of the definition of “LIBOR”) applicable to the Initial Term Loans, (ii) be repaid in accordance with Section 2.6(b)(i) of the Credit Agreement (as amended by this Agreement), (iii) mature on the Initial Term Loan Maturity Date and (iv) share ratably in all payments (including all optional and mandatory prepayments) with the outstanding Initial Term Loans and receive the benefits of Section 2.6(a)(ii) of the Credit Agreement on the same terms as the outstanding Initial Term Loans.

(e)     By its execution hereof, each party hereto consents to the Initial Incremental Increase and the other transactions contemplated hereby notwithstanding any prior notice requirements required by Section 2.14 of the Credit Agreement.

3.             Amendments to the Credit Agreement.      Subject to, and in accordance with, the terms and conditions set forth herein, the parties hereto hereby agree that the Credit Agreement is hereby amended as follows:

(a)     the definition of “First Amendment Effective Date” is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read in its entirety as follows:

“First Amendment Effective Date” means September 15, 2014.

(b)     the definition of “Initial Term Loan Commitment” is hereby amended by replacing the last sentence of such definition with the following sentence:

“The aggregate Initial Term Loan Commitment of all the Lenders is $525,000,000 as of the Closing Date and, after giving effect to the Incremental Term Loan made on the First Amendment Effective Date shall be $625,000,000.”

(c)     Section 2.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)     Initial Term Loan. The Lenders with an Initial Term Loan Commitment agree severally, in accordance with their respective Initial Term Loan Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement and the other Loan Documents, to lend to the Borrower in two separate draws, the first of which occurred on the Closing Date in an aggregate principal amount of $525,000,000 and the second of which shall be made on the First Amendment Effective Date in an aggregate principal amount of $100,000,000 (with the resulting aggregate outstanding principal amount of all Term Loans immediately after the First Amendment Effective Date being $625,000,000), in each case, in an aggregate principal amount not to exceed such Initial Term Lender’s respective Initial Term Loan Commitment with respect to each such draw. Subject to the terms and conditions hereof, the Borrower may from time to time (x) Convert from a Base Rate Advance into a LIBOR Advance or from a LIBOR Advance into a Base Rate Advance; or (y) Continue a LIBOR Advance as a LIBOR Advance.”

(d)     Section 2.6(b)(i) of the Credit Agreement is hereby amended by replacing “$1,312,500” with “$1,562,500”.

(e)     Section 5.10 of the Credit Agreement is hereby amended by adding the phrase “funded on the Closing Date” after the first reference to “the Initial Term Loan” in clause (a) thereof.

4.             Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the date of such satisfaction, the “Effective Date”):

(a)     the Administrative Agent shall have received counterparts of this Agreement executed by the Administrative Agent, each Initial Incremental Lender, the Borrower and each Subsidiary Guarantor;

(b)     the Administrative Agent shall have received a duly executed Initial Term Loan Note in favor of each Initial Incremental Lender (in each case, if requested by such Initial Incremental Lender prior to the Effective Date);

(c)     no Default shall exist as of the Effective Date immediately prior to or after giving effect to (i) the Initial Incremental Increase, (ii) the making of any extension credit pursuant to this Agreement and (iii) the SJL Acquisition;

(d)     the Borrower shall deliver or cause to be delivered a certificate in form and substance satisfactory to the Administrative Agent and executed by an Authorized Signatory certifying (i) the pro forma Leverage Ratio after giving effect to the SJL Acquisition and the making of the extensions of credit pursuant to the Initial Incremental Increase (assuming that the Initial Incremental Increase is fully funded on the Effective Date), which shall be less than or equal to the then applicable Debt Incurrence Test, (ii) that the pro forma Leverage Ratio after giving effect to the SJL Acquisition is less than or equal to the greater of (A) the Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been (or were required to be) delivered under Section 6.1 or 6.2 of the Credit Agreement, as applicable, and (B) 6.75 to 1.00, (iii) after giving effect to the SJL Acquisition, the Borrower shall have Liquidity of at least $20,000,000, (iv) that attached thereto are a true, correct and correct copies of (A) the resolutions of the Borrower and each Subsidiary Guarantor authorizing the execution, delivery and performance of this Agreement, the transactions contemplated hereby and the Loan Documents (as amended hereby), (B) any amendments to articles or certificates of formation or incorporation (or the equivalent) and the bylaws or operating agreements (or the equivalent) of the Borrower and each Subsidiary Guarantor since the Closing Date and (C) the Acquisition Documents with respect to the SJL Acquisition and (v) that each of the requirements set forth in the definition of “Permitted Acquisition” applicable to the SJL Acquisition which are required prior to such Acquisition shall have been satisfied;

(e)     the SJL Acquisition (including, without limitation, all asset purchases, Station Servicing Arrangements and/or option agreements, put/call agreements and agreements evidencing rights to assign any assets, in each case related to such Acquisition) shall be consummated substantially concurrently with the extensions of credit hereunder in accordance with all Applicable Laws and on the terms and conditions set forth in Acquisition Documents with respect thereto without giving effect to any amendment, modification, waiver or consent thereto that is materially adverse to the Lenders (as reasonably determined by the Administrative Agent), unless approved in writing by the Administrative Agent;

(f)     the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)      legal opinions of (A) Jones Day, corporate counsel to the Borrower and its Restricted Subsidiaries, and (B) such other legal opinions as may be reasonably requested by the Administrative Agent (which shall include customary reliance by successors and/or assigns of each Initial Incremental Lender and the Administrative Agent) in each case, addressed to each Initial Incremental Lender and the Administrative Agent and dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Administrative Agent;

(ii)      Uniform Commercial Code Lien and other applicable searches with respect to the Target and each of its Subsidiaries, the applicable television stations, applicable purchased assets (including any rights of assignment) and the applicable Seller with respect to the SJL Acquisition and any payoff letters or lien releases required in connection with the SJL Acquisition;

(iii)     evidence that (i) the SJL Acquisition has been approved by the board of directors (or equivalent governing body) of the Seller and (ii) all Necessary Authorizations relating to the execution, delivery and performance of this Agreement and any other documents in connection therewith and the consummation of the SJL Acquisition (including, without limitation, all asset purchases, Station Servicing Arrangements and/or option agreements, put/call agreements and agreements evidencing rights to assign any assets, in each case related to the SJL Acquisition) have been obtained or made and are in full force and effect;

(iv)     a completed and duly executed Request for Advance substantially in the form of Exhibit D to the Credit Agreement; and

(v)      all such other documents as the Administrative Agent may reasonably request, in each case certified by an appropriate governmental official or an Authorized Signatory if so requested; and

(g)     The Borrower shall have paid to the Administrative Agent, Wells Fargo Securities, LLC and the Initial Incremental Lenders all fees due on the Effective Date and any other accrued and unpaid fees or commissions due on the Effective Date, (ii) all reasonable and invoiced fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Effective Date, plus such estimate of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (iii) to any other Person such amount as may be due thereto on the Effective Date in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any document in connection with this Agreement.

Without limiting the generality of the provisions of Section 9.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Initial Incremental Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to an Initial Incremental Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

5.             Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Credit Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

6.             Representations and Warranties. By its execution hereof, each Credit Party hereby certifies, represents and warrants that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, (c) this Agreement has been duly executed and delivered on behalf of such Credit Party, (d) this Agreement constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (e) each of the representations and warranties made by it in or pursuant to the Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Materially Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Effective Date as if made on and as of the Effective Date (both before and after giving effect to the Initial Incremental Increase), except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date.

7.             Reaffirmation. By its execution hereof, each Subsidiary Guarantor hereby expressly (a) acknowledges that the covenants, representations and warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect and (b) affirms that each of the Liens and security interests granted in or pursuant to the Loan Documents are valid and subsisting and (c) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents.

8.             Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

9.             Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.           Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

11.           Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

12.           Nature of Agreement. This Agreement shall be an Incremental Increase Amendment as defined in the Credit Agreement.

13.           Agreement Regarding Assignments. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 11.5 thereof) or any other Loan Document, the Borrower hereby agrees that its consent shall not be required with respect to any assignment of Initial Term Loan during the primary syndication of the Initial Term Loan made pursuant to the Initial Incremental Increase (which shall include the 90 day period following the Effective Date).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

BORROWER:	GRAY TELEVISION, INC., as Borrower

	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:	WVLT-TV, INC.

	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

GRAY TELEVISION GROUP, INC.

	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Treasurer

GRAY TELEVISION LICENSEE, LLC

	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Treasurer

YELLOWSTONE TELEVISION, LLC

By Gray Television Group, Inc., its General Partner

	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

YELLOWSTONE LICENSECO LLC

	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Treasurer

Gray Television, Inc.

First Amendment and Incremental Facility Agreement

Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank, Swingline Lender and an Initial Incremental Lender

	By:	/s/ Tray Jones
	Name:	Tray Jones
	Title:	Director